Exhibit 10.1

ONKOSXCEL THERAPEUTICS, LLC AND ONKOSXCEL EMPLOYEE HOLDINGS, LLC

MANAGEMENT INCENTIVE PLAN

1.             Purpose.

The purpose of the Plan is to advance the interests of the Company by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Members. Capitalized terms used in the Plan are defined in Section 10 below.

2.             Eligibility.

Awards may be granted under the Plan to Service Providers, subject to the limitations described herein.

3.             Administration and Delegation.

(a)            Administration. The Plan will be administered by the Administrator. The Administrator shall have authority to determine which Service Providers will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all Persons having or claiming any interest in the Plan or in any Award.

(b)            Appointment of Committees. To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee at any time and re-vest in itself any previously delegated authority.

4.             Award Limitations.

Awards may be made under the Plan, subject to such limitations, if any, as may be provided in the Governing Documents.

5.             Profits Unit Awards.

The Administrator may grant Upstairs Profits Unit Awards to any Service Provider, which Upstairs Profits Unit Awards shall correspond to Downstairs Profits Unit Awards granted to Employee Holdings. Subject to the provisions of the Plan and the Governing Documents, the Administrator shall determine and set forth in the applicable Award Agreement the terms and conditions applicable to each Profits Unit Award, including the Profits Units of Holdings and corresponding Profits Units of Employee Holdings subject thereto, the conditions for vesting and forfeiture and the threshold price, in each case, if any.

6.             Other Awards.

The Administrator may grant Other Awards to any Service Provider, including, without limitation, the right to receive Holdings Units and/or corresponding Employee Holdings Units to be delivered in the future. Such Other Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Awards may be paid in Units, cash or other property, as the Administrator shall determine. Subject to the provisions of the Plan and the Governing Documents, the Administrator shall determine the terms and conditions of each Other Award, including any purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. To the extent provided by the Administrator, a grant of an Other Award may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or Units or other securities and may be subject to the same restrictions on transfer and forfeitability as the Other Award with respect to which the Dividend Equivalents are paid, as determined by the Administrator, subject, in each case, to such terms and conditions as the Administrator shall establish and set forth in the applicable Award Agreement. Other Awards may also consist of the right to purchase Holdings Units, Employee Holdings Units and/or other securities of Holdings, Employee Holdings or their Affiliates, as determined by the Administrator and set forth in an Award Agreement.

7.             Adjustments for Changes and Certain Other Events.

(a)            In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or its subsidiaries, or sale or exchange of securities of the Company or its subsidiaries, issuance of warrants or other rights to purchase other securities of the Company or its subsidiaries, or other similar corporate transaction or event, as determined by the Administrator, affects the equity securities of the Company such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i)            the amount and kind of securities or property with respect to which Awards may be granted or awarded;

(ii)           the amount and kind of securities or property subject to outstanding Awards;

(iii)          the grant or purchase price with respect to any Award; and

(iv)          the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

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(b)           In the event of any transaction or event described in Section 7(a) hereof (including without limitation any change in control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i)            To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the purchase or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award (i.e., the amount that would be distributable to the Participant upon a liquidation of the Company with respect to the vested portion of such Award), as applicable, as determined by the Administrator; provided that, if the amount that could have been obtained upon the settlement of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii)           To provide that such Award shall vest notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)          To provide that such Award be assumed by the successor or survivor corporation, or an Affiliate thereof, or shall be substituted for by awards covering the securities of the successor or survivor corporation, or an Affiliate thereof, with appropriate adjustments as to the amount and kind of securities, in all cases, as determined by the Administrator;

(iv)          To make adjustments in the amount and kind of securities or property subject to outstanding Awards, and/or in the terms and conditions of, and the criteria included in, outstanding Awards or Awards which may be granted in the future;

(v)           To replace such Award with other rights or property selected by the Administrator; and/or

(vi)          To provide that the Award will terminate and cannot vest or become payable after the applicable event.

(c)             The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 7.

8.             General Provisions Applicable to Awards.

(a)           Transferability. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, Units and Profits Units acquired by a Participant in connection with Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Person to whom such securities are issued, either voluntarily or by operation of law, except as may be expressly permitted under the terms of the Governing Documents. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

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(b)           Documentation. Each Award shall be evidenced in an Award Agreement, which may be in such form (written, electronic or otherwise) as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)            Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d)           Taxes; Withholding. Each Participant shall pay to the Company or its Affiliates, as applicable, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with Awards to or with respect to such Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise determine, all such payments shall be made in cash or by certified check. Notwithstanding the foregoing, to the extent permitted by the Administrator, such tax obligations may be satisfied in whole or in part by delivery of Units or Profits Units retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company, or its Affiliates, as applicable, may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. Notwithstanding anything in the Plan or any Governing Documents to the contrary, each Participant shall be solely responsible for and shall satisfy all tax consequences associated with Awards to or with respect to such Participant. For the avoidance of doubt, a Participant shall be solely responsible for and shall satisfy all taxes and tax consequences that may be incurred by or with respect to Employee Holdings with respect to a Downstairs Award to the extent such Downstairs Award corresponds to an Upstairs Award granted to such Participant.

(e)            Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, and changing the date of settlement. The Participant’s consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 7 or Section 9(f) hereof.

(f)             Conditions on Delivery. The Company will not be obligated to deliver any property pursuant to the Plan or to remove restrictions from property previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such property have been satisfied, including any Applicable Laws, (iii) the Participant has executed or entered into the Governing Documents, as applicable, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy the requirements of any Applicable Laws. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by the Administrator to be necessary to the lawful issuance and sale of any securities hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such property as to which such requisite authority shall not have been obtained.

9.             Miscellaneous.

(a)           No Right To Employment or Other Status. No Person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company or its Affiliates. The Company and its Affiliates expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an applicable Award Agreement.

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(b)           No Rights As Member. Subject to the provisions of the applicable Award Agreement, no Participant or Designated Beneficiary shall have any rights as a Member with respect to any Units or Profits Units to be distributed with respect to an Award until becoming the record holder of such Units or Profits Units.

(c)            Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board.

(d)           Amendment of Plan. The Administrator may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment of the Plan shall materially and adversely affect any Award outstanding at the time of such amendment without the consent of the affected Participant. Awards outstanding under the Plan at the time of any suspension or termination of the Plan shall continue to be governed in accordance with the terms of the Plan and the applicable Award Agreement, as in effect prior to such suspension or termination. No amendment to or termination of the Governing Documents shall be prohibited by the terms of the Plan or an outstanding Award and no Participant consent shall be required under the Plan or an outstanding Award with respect to any such amendment or termination.

(e)           Provisions for Non-U.S. Participants. The Administrator may modify Awards granted to Participants who are non-U.S. nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)            Section 409A.

(i)            General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply in connection with any Awards. Notwithstanding anything herein or in any Award Agreement to the contrary, the Administrator may, without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including without limitation, any such actions intended to (A) exempt this Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 9(f) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other Person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(ii)           Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s Service Provider relationship shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s Service Provider relationship. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

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(iii)          Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” that are otherwise required to be made under an Award to a “specified employee” (as defined under Section 409A and determined by the Administrator) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Code Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.

(g)           Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Affiliate of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other Person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Affiliate of the Company. The Company will indemnify and hold harmless each equityholder, member, partner, director, officer, other employee and agent of the Company or any Affiliate of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be granted or delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such Person’s own fraud or bad faith.

(h)           Clawback. To the extent required by Applicable Law, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Administrator, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. The Administrator may, without the consent of any Participant, amend the terms of outstanding Awards to the extent necessary to implement the provisions of this subsection (h).

(i)            Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any securities held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company Group may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company Group may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any securities. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company Group with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

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(j)             Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(k)           Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Affiliate of the Company that has been approved by the Board, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply. Notwithstanding the foregoing, the terms of the Governing Documents shall control over any conflicting term of the Plan.

(l)            Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, disregarding any choice-of-law principles that would require the application of the substantive laws of a jurisdiction other than Delaware.

(m)          Submission to Jurisdiction; Waiver of Jury Trial; By accepting an Award, each Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or an Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.

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(n)           Restrictions. Units, Profits Units or other property acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Units or Profits Units be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in an exercise notice, the Governing Documents or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such Units, Profits Units or other property shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

(o)           Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(p)           Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state or foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and all Awards granted hereunder shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and all Award Agreements shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.           Definitions. As used in the Plan, the following words and phrases shall have the meanings set forth in this Section 10. To the extent applicable to Awards of or covering Holdings Units, references to the Board or the Committee shall be deemed to refer to the Board or applicable committee of Holdings and references to the Governing Documents shall be deemed to refer to the Amended and Restated Limited Liability Company Agreement of Holdings, as amended from time to time. To the extent applicable to Awards of or covering Employee Holdings Units, references to the Board or the Committee shall be deemed to refer to the governing body or applicable committee of the Managing Member and references to the Governing Documents shall be deemed to refer to the Limited Liability Company Agreement of Employee Holdings, as amended from time to time. The provisions of this Plan shall be interpreted consistently with the principles of the foregoing sentences.

(a)            “Administrator” means the Board or a Committee to the extent that such Board’s powers or authority under the Plan have been delegated to such Committee.

(b)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purposes of this Agreement, Affiliates of the Company shall include the BioXcel Member.

(c)            “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations and the applicable rules of any stock exchange or quotation system and the applicable laws and rules of any other jurisdiction where Awards are granted or issued under the Plan.

(d)           “Award” means, individually or collectively, a grant under the Plan of Profits Unit Awards or Other Awards.

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(e)            “Award Agreement” means a written agreement evidencing an Award, which agreement may be in electronic medium and shall contain such terms and conditions with respect to an Award (including the class, series or type of securities or property covered thereby) as the Administrator shall determine, consistent with and subject to the terms and conditions of the Plan.

(f)            “BioXcel Member” has the meaning set forth in the Governing Documents of Holdings.

(g)            “Board” means, with respect to Holdings, the board of managers or other governing body of Holdings and, with respect to the Company, the governing body of the Managing Member, or, in each case, the Person performing similar functions.

(h)            “Cause,” with respect to a Participant, has the meaning set forth in the Governing Documents of Employee Holdings.

(i)             “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(j)             “Committee” means one or more committees or subcommittees of the Board, which may be comprised of one or more directors and/or executive officers of Holdings or one of its Affiliates, in either case, to the extent permitted in accordance with Applicable Laws.

(k)            “Company” means collectively Holdings and Employee Holdings, or any successor thereto, except that where the context requires, “Company” shall be deemed individually to refer to either Holdings or Employee Holdings (or any successor thereto), as applicable, subject to the principles set forth in the introductory paragraph of this Section 10.

(l)             “Consultant” means any Person, including any advisor, engaged by the Company or any Affiliate of the Company to render services to such entity if: (i) the consultant or adviser renders bona fide services to the Company or its Affiliate(s); (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural Person, or such other advisor or consultant as is approved by the Administrator.

(m)           “Designated Beneficiary” means the beneficiary or beneficiaries designated, in a manner determined by the Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or incapacity. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(n)           “Director” means a member of the board of managers or other governing body of any Company or any of its Affiliates.

(o)           “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

(p)           “Dividend Equivalents” means a right receive the equivalent value (in cash or property) of distributions paid on Units pursuant to the Governing Documents.

(q)           “Downstairs Award” means an award of a Downstairs Profits Unit Award or an Other Award covering or relating to Units, Profits Units or other securities of Holdings granted to Employee Holdings and with respect to which a corresponding Upstairs Award is granted to a Service Provider.

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(r)            “Downstairs Profits Unit Award” means an award of Profits Units of Holdings granted to Employee Holdings under the Plan, which award may be subject to certain vesting conditions and other restrictions and which shall be granted in tandem with an Upstairs Profits Unit Award.

(s)            “Employee” means any Person, including officers and Directors, employed by, including as a member, any Company or any Affiliate of any Company.

(t)            “Employee Holdings” means OnkosXcel Employee Holdings, LLC or any successor thereto.

(u)           “Employee Holdings Unit” means a Common Unit as defined in the Governing Documents of Employee Holdings.

(v)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)           “Fair Market Value” means, as of any date, the fair market value as determined by the Administrator in its sole discretion, which, with respect to a Unit or a Profits Unit, may be the amount that would be distributable in respect of such Unit or Profits Unit upon a liquidation of the Company.

(x)            “Governing Documents” means, with respect to Holdings, the Limited Liability Company Agreement of Holdings and, with respect to Employee Holdings, the Limited Liability Company Agreement of Employee Holdings, each as amended from time to time.

(y)            “Holdings” means OnkosXcel Therapeutics, LLC or any successor thereto.

(z)            “Holdings Unit” means a Common Unit as defined in the Governing Documents of Holdings.

(aa)          “Managing Member” has the meaning set forth in the Governing Documents of Employee Holdings.

(bb)         “Member” has the meaning set forth in the applicable Governing Documents.

(cc)          “Other Awards” means other awards that are valued in whole or in part by reference to, or are otherwise based on, Holdings Units, Employee Holdings Units or other securities of Holdings, Employee Holdings or their Affiliates.

(dd)         “Participant” means a Service Provider who has been granted an Upstairs Award under the Plan. To the extent required by the context, references to a Participant with respect to a Downstairs Award shall be deemed to refer to Employee Holdings.

(ee)         “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(ff)           “Plan” means this OnkosXcel Therapeutics, LLC and OnkosXcel Employee Holdings, LLC Management Incentive Plan.

(gg)         “Principal Equityholders” means the BioXcel Member.

(hh)         “Profits Unit” or “Profits Units” has the meaning set forth in the applicable Governing Documents.

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(ii)            “Profits Unit Award” means collectively an Upstairs Profits Unit Award and the corresponding Downstairs Profits Unit Award.

(jj)            “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(kk)          “Securities Act” means the Securities Act of 1933, as amended.

(ll)            “Service Provider” means an Employee, Consultant or Director.

(mm)        “Termination of Employment” has the meaning set forth in the Governing Documents of Employee Holdings.

(nn)         “Unit” or “Units” means collectively the Holdings Units and the Employee Holdings Units.

(oo)         “Upstairs Award” means an award of an Upstairs Profits Unit Award or an Other Award covering or relating to Units, Profits Units or other securities of Employee Holdings granted to a Service Provider and with respect to which a corresponding Downstairs Award is granted to Employee Holdings.

(pp)         “Upstairs Profits Unit Award” means an award of Profits Units of Employee Holdings granted to a Service Provider under the Plan, which award may be subject to certain vesting conditions and other restrictions and which shall be granted in tandem with a Downstairs Profits Unit Award.

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